UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2011 (March 9, 2011)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Penn Virginia Resource Partners, L.P. (the “Partnership”), Penn Virginia Resource GP, LLC (the “Partnership GP”), Penn Virginia GP Holdings, L.P. (“Holdings”), PVG GP, LLC (“Holdings GP”) and PVR Radnor, LLC (“Merger Sub”), a wholly owned subsidiary of the Partnership, entered into an Agreement and Plan of Merger, dated as of September 21, 2010 (the “Merger Agreement”), pursuant to which Holdings and Holdings GP would be merged with and into Merger Sub, with Merger Sub as the surviving entity (the “Merger”). Merger Sub would subsequently be merged with and into the Partnership GP, with the Partnership GP being the surviving entity (the “Second Merger”). On March 10, 2011, the transactions contemplated by the Merger Agreement closed, the Merger became effective, and the Second Merger closed and became effective. As a result of the effectiveness of both the Merger and the Second Merger, the separate existence of Holdings ceased, the separate existence of Holdings GP ceased and the separate existence of Merger Sub ceased, and the Partnership GP survived as a Delaware limited liability company and as a subsidiary of the Partnership.

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Amended and Restated Limited Partnership Agreement of the Partnership

In connection with the completion of the Merger, on March 10, 2011, the Partnership GP, as the general partner of the Partnership and on behalf of the limited partners of the Partnership, entered into the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). The Partnership Agreement amends and restates the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 5, 2008, as amended, to, among other things, (i) cancel the incentive distribution rights in the Partnership held by the Partnership GP and convert the 2.0% general partner interest in the Partnership held by the Partnership GP to a non-economic management interest in the Partnership, (ii) increase the number of members of the Partnership GP’s board of directors (the “Board”) from six (6) members to nine (9) members and provide for the election of all of the members of the Board by the Partnership’s limited partners and (iii) eliminate legacy references to the Partnership’s previously outstanding subordinated units and certain other legacy provisions that are no longer applicable to the Partnership.

A copy of the Partnership Agreement is attached as Exhibit 3.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Partnership Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Sixth Amended and Restated Limited Liability Company Agreement of the Partnership GP

In connection with the completion of the Merger, on March 10, 2011, at the effective time of the Merger, the Partnership and Merger Sub entered into the Sixth Amended and Restated Limited Liability Company Agreement of the Partnership GP (the “General Partner Agreement”). The General Partner Agreement amends the Fifth Amended and Restated Limited Liability Company Agreement of the Partnership GP, dated as of March 31, 2010, to, among other items, (i) assign the Class A interest in the Partnership GP from the Partnership to Merger Sub and (ii) convert the Class A interest, the Class B interest and the economic interest in the Partnership GP into a limited liability company interest in the Partnership GP to be held by Merger Sub immediately following the effective time of the Merger and by the Partnership immediately following the effective time of the Second Merger.

A copy of the General Partner Agreement is attached as Exhibit 3.2 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the General Partner

Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the completion of the Merger, on March 10, 2011, at the effective time of the Merger, the Partnership GP, as the general partner of the Partnership and on behalf of the limited partners of the Partnership entered into the Partnership Agreement and, at the effective time of the Merger, the Partnership and Merger Sub entered into the General Partner Agreement. The description of the Partnership Agreement and the General Partner Agreement are incorporated herein by reference from Item 1.01 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Effective as of March 10, 2011, in connection with the closing of the transactions contemplated under the Merger Agreement, Robert J. Hall, John C. van Roden, Jr. and Jonathan B. Weller were unanimously appointed by the Board to serve as members of the Board, in each case until such person’s successor shall have been duly elected and qualified or until his earlier resignation, removal or death. The is no arrangement or understanding between any of the new directors and any other persons pursuant to which these new directors were appointed. Prior to the effective time of the Merger, each of Messrs. Hall, van Roden, Jr. and Weller served as members of Holdings GP’s board of directors.

Robert J. Hall was a director of Holdings GP from September 2006 to March 2011. Since June 2004, Mr. Hall has been providing consulting services in newspaper industry acquisitions. From January 2004 to May 2004, Mr. Hall was retired. From 1990 to December 2003, Mr. Hall served as Publisher and Chairman of Philadelphia Newspapers, Inc., which publishes the Philadelphia Inquirer and the Philadelphia Daily News. From 1985 to 1989, Mr. Hall served as General Manager of Detroit Free Press, and from 1989 to 1990, he served as Chairman of Detroit Free Press. Mr. Hall has served as Chief Operating Officer of Philadelphia Media Network since October 2010. Mr. Hall has served for 30 years as an executive of two major newspaper publishers and, as a result, has extensive leadership experience and familiarity with various strategic, financial and other transactions. This experience will allow him to provide guidance to the Partnership Board on a wide spectrum of strategic, financial and operational matters.

John C. van Roden, Jr. was a director of Holdings GP from September 2006 to March 2011. From January 2007 to December 2008, Mr. van Roden served as a consultant to P.H. Glatfelter Company, a global manufacturer of specialty papers and engineered products. From July 2006 to December 2006, Mr. van Roden served as Executive Vice President of P.H. Glatfelter Company, and from April 2003 to June 2006, he served as Executive Vice President Chief Financial Officer of P.H. Glatfelter Company. From 1998 to April 2003, Mr. van Roden served as Senior Vice President and Chief Financial Officer of Conectiv, a company engaged in the transmission and distribution of electricity and the distribution of natural gas to customers in the Mid-Atlantic region. From 1982 to 1998, Mr. van Roden served as Senior Vice President and Chief Financial Officer of Lukens, Inc., a producer of specialty steel. Mr. van Roden serves as a director of Airgas, Inc., H.B. Fuller Company and Horsehead Holding Corp. and has served as Chairman of the Board of Airgas, Inc. since September 2010. In the last five years, Mr. van Roden also served on the board of directors of SEMCO Energy, Inc. Over the past 25 years, Mr. van Roden has served as the CFO of three large companies, as well as on the board of directors of numerous public companies in several industries. In his various capacities, Mr. van Roden has provided these companies with strategic, financial and operational oversight and leadership. This experience will allow him to provide guidance to the Board on a wide spectrum of strategic, financial and operational matters.

Jonathan B. Weller was a director of Holdings GP from September 2006 to March 2011. Since May 2009, Mr. Weller has been a career counselor and special project advisor at The Wharton School of the University of Pennsylvania on a voluntary basis. From January 2007 to May 2009, Mr. Weller was an Adjunct Lecturer at The Wharton School of the University of Pennsylvania. From April 2006 to January 2007, Mr. Weller was retired. From 1994 to April 2006, Mr. Weller has served in various capacities with Pennsylvania Real Estate Investment Trust, an owner, operator and developer of shopping centers in the eastern United States, including as Vice Chairman and Trustee since June 2004 to April 2006, as President and Chief Operating Officer from 1994 to June 2004 and as Trustee from 1994 to March 2006. Mr. Weller serves as a director of AMREP Corporation. In the last five years, Mr. Weller also served on the board of trustees of Pennsylvania Real Estate Investment Trust. Mr. Weller has substantial experience as an executive and a director of public companies, including as an executive and trustee of Pennsylvania Real Estate Investment Trust, pursuant to which he gained substantial knowledge regarding the managing of investments. This knowledge and experience will provide the Board with invaluable insight.

Item 5.03	Amendment to Articles of Incorporation or Bylaws.

In connection with the completion of the Merger, on March 10, 2011, at the effective time of the Merger, the Partnership GP, as the general partner of the Partnership and on behalf of the limited partners of the Partnership entered into the Partnership Agreement and, at the effective time of the Merger, the Partnership and Merger Sub entered into the General Partner Agreement. The description of the Partnership Agreement and the General Partner Agreement are incorporated herein by reference from Item 1.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On March 9, 2011, the Partnership and Holdings issued a press release announcing the results of the Holdings Special Meeting. On March 11, 2011, the Partnership and Holdings issued a press release announcing the completion of the Merger transaction. A copy of each of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Fourth Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P., dated as of March 10, 2011.

3.2	Sixth Amended and Restated Limited Liability Company Agreement of Penn Virginia Resource GP, LLC, dated as of March 10, 2011.

99.1	Press release of Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P., issued March 9, 2011.

99.2	Press release of Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P., issued March 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC, its General Partner

By:	/s/ BRUCE D. DAVIS, JR.
Bruce D. Davis, Jr.
Executive Vice President and General Counsel

Dated: March 11, 2011

EXHIBIT INDEX

3.1	Fourth Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P., dated as of March 10, 2011.

3.2	Sixth Amended and Restated Limited Liability Company Agreement of Penn Virginia Resource GP, LLC, dated as of March 10, 2011.

99.1	Press release of Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P., issued March 9, 2011.

99.2	Press release of Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P., issued March 11, 2011.